Exhibit 10.1

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Seventh Amendment”) is dated as of December 31, 2025, by and among ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and ADAPTIVE PHAGE THERAPEUTICS, LLC, a Delaware corporation successor to Adaptive Phage Therapeutics, Inc., a Delaware corporation, having an address at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”) and BIOMX, INC. a Delaware corporation, having an address at Suite 205, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Biomx”) .

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement (“Original Lease”) dated as of August 9, 2019, as amended by that certain letter agreement dated August 7, 2019, that certain letter agreement dated October 28, 2020, that certain First Amendment to Lease Agreement dated as of October 28, 2020 (“First Amendment”), that certain Second Amendment to Lease Agreement dated July 8, 2021 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated July 15, 2021 (“Third Amendment”), that certain Fourth Amendment to Lease Agreement dated September 27, 2022 (“Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated as of February 2, 2023 (“Fifth Amendment”), that certain Sixth Amendment to Lease Agreement dated as of March 5, 2024 and joined by Biomx with respect to certain provisions set forth therein (“Sixth Amendment”), and that certain letter agreement dated May 3, 2024 (the Original Lease, the letter agreements, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, collectively, the “Lease”), wherein Landlord leased to Tenant certain premises (“Premises”) in the building located at 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B. Tenant is in Default of its obligations under the Lease on account of its failure to pay Rent when due under the Lease.

C. Landlord has commenced an action for repossession of the Premises on account of the Default in the District Court of Maryland for Montgomery County – Rockville, Case No. D-06-LT-25-83644-001 (“Action”).

D. Landlord and Tenant desire to amend the Lease to, among other things, confirm a draw on the existing Letter of Credit, provide for the payment of certain monies to Landlord, provide for the termination of the Lease, and provide for the satisfaction of all remaining obligations of Tenant and Biomx to Landlord, all on the terms and conditions set forth in this Seventh Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Definitions; Recitals. Terms used in this Seventh Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Seventh Amendment and are hereby incorporated by reference.

2. Existing Security Deposit. The Security Deposit is in the form of a Letter of Credit in the amount of $153,557.68. Because of Tenant’s Default, Landlord has drawn on the Letter of Credit in the full amount thereof by presenting the Letter of Credit to the issuing financial institution. Tenant shall have no obligation to restore the Security Deposit or to post any new Security Deposit.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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3. Payment. Concurrently with Tenant’s execution and delivery of this Seventh Amendment, Tenant shall pay to Landlord an amount equal to $800,000 by wire transfer (via Fedwire) of immediately available funds to an account designated in writing by Landlord. Such payment, together with the performance of Tenant’s other obligations under this Seventh Amendment, is in full satisfaction of all obligations under the Lease and in consideration for Landlord’s willingness to enter into this Seventh Amendment and shall not constitute a penalty.

4. Voluntary Relinquishment of Possession. Effective as of December 31, 2025 (“Seventh Amendment Effective Date”) but subject to the provisions of Section 5 (Decommissioning Report) and Section 6 (Post-Termination Right of Entry), Tenant shall voluntarily surrender possession of the Premises to Landlord in accordance with the surrender provisions contained in the Lease, broom clean, ordinary wear and tear excepted. As soon as possible but in all events within 75 days after the Seventh Amendment Effective Date (“Removal Period”), Tenant shall remove any personal property, goods, and effects (collectively, the “Personal Property”) of Tenant remaining in the Premises. Any Personal Property remaining in the Premises after the end of the Removal Period shall be deemed to be abandoned by Tenant, and may be disposed of by Landlord, in Landlord’s sole discretion and at Tenant’s sole cost and expense and as Additional Rent, without obligation or liability to Tenant.

5. Decommissioning Report. As soon as possible but in all events by no later than the end of the Removal Period, Tenant shall deliver to Landlord a true and correct copy of a decommissioning report (“Decommissioning Report”) prepared by an environmental consultant reasonably acceptable to Landlord confirming that the Premises are free of Hazardous Materials in violation of Environmental Requirements brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party before the Seventh Amendment Effective Date as further provided in the Lease.

6. Post-Termination Right of Entry. Tenant and its employees, agents, contractors, and environmental consultants shall have the right to enter the Premises during the Removal Period solely for the purpose of removing Tenant’s Personal Property and preparing the Decommissioning Report. Tenant shall perform such activities in accordance with applicable Legal Requirements and in accordance with the applicable terms of the Lease. Regardless of the termination of the Lease, any such entry by Tenant and its employees, agents, contractors, and environmental consultant shall be governed by the provisions of the Lease imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises with regards to insurance, indemnification, Hazardous Materials Clearance, and environmental requirements), or limiting Landlord’s liability. Tenant shall give Landlord at least 48 hours’ notice before any such entry.

7. Lease Termination. The Lease shall terminate on the Seventh Amendment Effective Date. Notwithstanding the termination of the Lease on the Seventh Amendment Effective Date, Tenant’s obligations as set forth in Section 4 (Voluntary Relinquishment of Possession) and Section 5 (Decommissioning Report) and Tenant’s rights under Section 6 (Post-Termination Right of Entry) shall survive such termination; provided, however, that upon Landlord’s receipt of the Decommissioning Report and Tenant’s removal of the Personal Property from the Premises, (a) Landlord’s sole remedy against Tenant or Biomx for any failure of Tenant or Biomx to comply with any obligations under this Seventh Amendment shall be limited to the right to seek damages from Tenant in the maximum amount of $15,000 in the aggregate, and (b) Landlord shall not be entitled to seek specific performance of any provision of the Lease, as amended hereby, or claim that the Lease has not been effectively and properly terminated.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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8. Rent; Operating Expenses. In consideration of the payment obligations of Tenant set forth in this Seventh Amendment, Tenant shall have no obligation to pay to Landlord any outstanding payments of Rent or any other amounts that may be due or payable under the Lease through and including the Seventh Amendment Effective Date or any other amounts that would otherwise be due under the Lease from and after the Seventh Amendment Effective Date, but for the amendment hereof. After the Seventh Amendment Effective Date, there shall be no reconciliation of Tenant’s Share of Operating Expenses.

9. Cooperation. After the Seventh Amendment Effective Date but subject to the provisions of Section 5 (Decommissioning Report) and Section 6 (Post-Termination Right of Entry), Tenant shall have no rights of any kind with respect to the Premises. Subject to Section 7 (Lease Termination), Tenant agrees to cooperate with Landlord in all matters, as applicable, relating to the surrender or revocation of all licenses of Tenant relating to the Premises.

10. Reserved Rights. Each party is hereby excused as of the Seventh Amendment Effective Date from any further obligations with respect to the Lease, excepting only such obligations as otherwise provided in this Seventh Amendment and subject to the limitation set forth in Section 7 (Lease Termination).

11. Release of Liability. As of the Seventh Amendment Effective Date, Tenant releases and exculpates Landlord from any liability arising from the Lease and from the termination of the Lease. Tenant acknowledges that this release is an essential and material term of this Seventh Amendment, without which Landlord would not become a party to this Seventh Amendment. As of the Seventh Amendment Effective Date, each of BiomX and Tenant (except in respect of its obligations under this Seventh Amendment) is hereby released from any liability arising from the Lease and from the termination of the Lease and Landlord shall have no further rights with respect to the warrant, as described in Section 11 of the Sixth Amendment. Landlord acknowledges that this release is an essential and material term of this Seventh Amendment, without which neither Tenant nor Biomx would become a party to this Seventh Amendment.

12. Dismissal of Action. Within two (2) business days following the Seventh Amendment Effective Date, Landlord will seek dismissal of the Action, with prejudice.

13. No Assignment or Subletting. Tenant represents and warrants that it has not assigned, mortgaged, pledged, encumbered, or otherwise transferred any right, title, and interest in the Lease or subleased all or any part of the Premises and that Tenant holds the right, title, and interest in the Premises set forth in the Lease as of the Seventh Amendment Effective Date.

14. Tenant’s Acknowledgment. Tenant acknowledges that it has read the foregoing provisions, understands them, and is bound by them. Time is of the essence in this Seventh Amendment.

15. Miscellaneous.

a. Entire Agreement. The Lease, as amended by this Seventh Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Seventh Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b. Binding Effect. This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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c. Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Seventh Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment.

d. Ratification; Conflicts. Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Regardless of whether specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

e. Counterparts/Electronic Signatures. This Seventh Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Seventh Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

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Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment under seal as of the day and year first above written.

TENANT:

ADAPTIVE PHAGE THERAPEUTICS, LLC,
a Delaware limited liability company

By:	/s/ Jonathan Solomon	(SEAL)
Name:	Jonathan Solomonu
Title:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member

By:	/s/ Gregory Kay	(SEAL)
Name:	Gregory Kay
Title:	Senior Vice President Real Estate Legal Affairs

BIOMX:

BIOMX, INC.,
a Delaware corporation

By:	/s/ Jonathan Solomon	(SEAL)
Name:	Jonathan Solomon
Title:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name, and title.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.